                                 AGREEMENT

                  CONCERNING THE EXCHANGE OF COMMON STOCK

                                  BETWEEN

                         DATALINK SYSTEMS CORPORATION
                         (FORMERLY "LORD ABBOTT, INC.")

                                    AND

                     DATALINK COMMUNICATIONS CORPORATION
                   (Formerly "Datalink Systems Corporation")

                             TABLE OF CONTENTS
                                                                      Page

ARTICLE 1 - EXCHANGE OF SECURITIES                                     5

  1.1  -  Issuance of Shares                                           5
  1.2  -  Exemption from Registration                                  5
  1.3  -  Investment Intent                                            5
  1.4  -  Lord Abbott Shareholder Meeting                              5

ARTICLE 2 - REPRESENTATION AND WARRANTIES OF DATALINK                  6

  2.1  -  Organization                                                 6
  2.2  -  Capital                                                      6
  2.3  -  Subsidiaries                                                 6
  2.4  -  Directors and Officers                                       6
  2.5  -  Financial Statements                                         6
  2.6  -  Absence of Changes                                           6
  2.7  -  Absence of Undisclosed Liabilities                           6
  2.8  -  Tax Returns                                                  7
  2.9  -  Investigation of Financial Condition                         7
  2.10 -  Patents, Trade Names and Rights                              7
  2.11 -  Compliance with Laws                                         7
  2.12 -  Litigation                                                   7
  2.13 -  Authority                                                    7
  2.14 -  Ability to Carry Out Obligations                             8
  2.15 -  Validity of Datalink Shares                                  8
  2.16 -  Full Disclosure                                              8
  2.17 -  Assets                                                       8
  2.18 -  Material Contracts                                           8
  2.19 -  Employees                                                    8
  2.20 -  Consents and Approvals                                       8
  2.21 -  Insurance                                                    8
  2.22 -  Real Property                                                9
  2.23 -  No Management Contracts and Competition                      9
  2.24 -  Insolvency Proceedings                                       9

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF LORD ABBOTT              9

  3.1  -  Organization                                                 9
  3.2  -  Capital                                                      9
  3.3  -  Subsidiaries                                                 9
  3.4  -  Directors and Officers                                       9
  3.5  -  Financial Statements                                         9
  3.6  -  Absence of Changes                                          10
  3.7  -  Absence of Undisclosed Liabilities                          10
  3.8  -  Tax Returns                                                 10
  3.9  -  Investigation of Financial Condition                        10
  3.10 -  Trade Names and Rights                                      10
  3.11 -  Compliance with Laws                                        10
  3.12 -  Litigation                                                  10
  3.13 -  Authority                                                   11
  3.14 -  Ability to Carry Out Obligations                            11
  3.15 -  Validity of Lord Abbott Shares                              11
  3.16 -  Full Disclosure                                             11
  3.17 -  Assets                                                      11
  3.18 -  Material Contracts                                          11
  3.19 -  Employees                                                   11
  3.20 -  Indemnification                                             11

ARTICLE 4 - COVENANTS                                                 12

  4.1  -  Investigative Rights                                        12
  4.2  -  Conduct of Business                                         12

ARTICLE 5 - CONDITIONS PRECEDENT TO LORD ABBOTT'S PERFORMANCE         12

  5.1  -  Conditions                                                  12
  5.2  -  Accuracy of Representations                                 12
  5.3  -  Performance                                                 12
  5.4  -  Absence of Litigation                                       12
  5.5  -  Acceptance by Datalink Shareholders                         13
  5.6  -  Officer's Certificate                                       13

ARTICLE 6 - CONDITIONS PRECEDENT TO DATALINK'S PERFORMANCE            13

  6.1  -  Conditions                                                  13
  6.2  -  Accuracy of Representations                                 13
  6.3  -  Performance                                                 13
  6.4  -  Absence of Litigation                                       13
  6.5  -  Cancellation of 460,000,000 Shares                          13
  6.6  -  Directors of Lord Abbott                                    13
  6.7  -  Officers of Lord Abbott                                     14
  6.8  -  Acceptance by Datalink Shareholders                         14
  6.9  -  Shareholder Meeting                                         14
  6.10 -  Officer's Certificate                                       14

ARTICLE 7 - CLOSING                                                   14

  7.1  -  Closing                                                     14

ARTICLE 8 - MISCELLANEOUS                                             15

  8.1  -  Captions and Headings                                       15
  8.2  -  No Oral Change                                              15
  8.3  -  Non-Waiver                                                  15
  8.4  -  Time of Essence                                             15
  8.5  -  Entire Agreement                                            15
  8.6  -  Notices                                                     15
  8.7  -  Binding Effect                                              16
  8.8  -  Mutual Cooperation                                          16
  8.9  -  Brokers                                                     16
  8.10 -  Announcements                                               16
  8.11 -  Expenses                                                    16
  8.12 -  Survival of Representations and Warranties                  16
  8.13 -  Exhibits                                                    16

Signatures                                                            17

EXHIBITS:

Directors and Officers of Datalink                           Exhibit 2.4
Financial Statements of Datalink                             Exhibit 2.5
Patents, Trade Names and Rights of Datalink                  Exhibit 2.10
Material Contracts of Datalink                               Exhibit 2.18
Directors and Officers of Lord Abbott                        Exhibit 3.4
Financial Statements of Lord Abbott                          Exhibit 3.5
Material Contracts of Lord Abbott                            Exhibit 3.18

                                 AGREEMENT

     AGREEMENT, made this 27th day of June 1996, by and between DATALINK SYSTEMS CORPORATION (formerly "LORD ABBOTT, INC."), a Colorado corporation ("Lord Abbott"), and DATALINK COMMUNICATIONS CORPORATION, a Nevada corporation (formerly "Datalink Systems Corporation") ("Datalink").

     WHEREAS, Lord Abbott desires to acquire all of the issued and outstanding shares of common stock of Datalink in exchange for an aggregate of 16,465,316 authorized but unissued restricted shares of the common stock, $.001 par value, of Lord Abbott (the "Common Stock") (the "Exchange Offer"); and

     WHEREAS, Datalink desires to assist Lord Abbott in a business combi-nation which will result in the shareholders of Datalink owning approximately 99% of the then issued and outstanding shares of Lord Abbott's Common Stock, and Lord Abbott holding 100% of the issued and outstanding shares of Datalink's common stock;

     NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

                                  ARTICLE 1
                            EXCHANGE OF SECURITIES

     1.1 ISSUANCE OF SHARES. Subject to all of the terms and conditions of this Agreement, Lord Abbott agrees to offer one (1) share of Common Stock for each share of Datalink common stock issued and outstanding, or a total of 16,465,316 shares (after the proposed 1 for 300 reverse split) of Lord Abbott's Common Stock. The Common Stock will be issued directly to the share-holders of Datalink which accept the Exchange Offer.

     1.2 EXEMPTION FROM REGISTRATION. The parties hereto intend that the Common Stock to be issued by Lord Abbott to the shareholders of Datalink shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and the rules and regulations promulgated thereunder.

     1.3  INVESTMENT INTENT.  Prior to the consummation of the Exchange
Offer, the shareholders of Datalink accepting the Exchange Offer shall execute Letters of Acceptance and such other documents containing, among other things, representations and warranties relating to investment intent and investor status, restrictions on transferability and restrictive legends such that the counsel for both Lord Abbott and Datalink shall be satisfied that the exchange of shares as contemplated by this Agreement shall be exempt from the registration requirements of the Act and any applicable state or provincial blue sky laws.

     1.4 DEBENTURE FOR WESTRIDGE CAPITAL, LIMITED. At the Closing of this transaction, Lord Abbott shall issue to Westridge Capital, Limited, a Debenture in the principal amount of $130,000 which is convertible into 1,300,000 shares (post-split) of Lord Abbott. This Debenture represents full payment of the finder's fee owed to Westridge Capital, Limited for introducing the parties hereto.

                                 ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF DATALINK

     Datalink represents and warrants to Lord Abbott that:

     2.1 ORGANIZATION. Datalink is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, and has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it. Datalink is not qualified or licensed as a foreign corporation in any other jurisdiction.

     2.2 CAPITAL. The authorized capital stock of Datalink consists of 50,000,000 shares of no par value Common Stock of which 16,465,316 shares of Common Stock are currently issued and outstanding. All of the issued and out-standing shares are duly and validly issued, fully paid and nonassessable. There are presently no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Datalink to issue or to transfer from treasury any additional shares of its capital stock of any class.

     2.3 SUBSIDIARIES. Except for DSC Datalink Communications Corporation, Datalink does not have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation).

     2.4 DIRECTORS AND OFFICERS. Exhibit 2.4, annexed hereto and hereby incorporated herein by reference, contains the names and titles of all directors and officers of Datalink as of the date of this Agreement.

     2.5 FINANCIAL STATEMENTS. Exhibit 2.5, annexed hereto and hereby incorporated herein by reference, consists of a draft of the audited financial statements of Datalink as of December 31, 1995, and unaudited financial statements as of May 31, 1996, containing the balance sheet of Datalink and the related statement of operations for the periods then ended. The financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by Datalink throughout the period indicated. To the best of Datalink's knowledge and belief, such financial statements present fairly the financial position of Datalink as of the dates of such financial statements. To the best of Datalink's knowledge and belief, the books and records of Datalink are complete and correct in all respects and have been maintained in accordance with good business practices.

     2.6 ABSENCE OF CHANGES. Since May 31, 1996, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of Datalink's knowledge and belief, Datalink has conducted its business only in the ordinary course and has not experienced or suffered any material adverse change in its condition (financial or otherwise), results of operations, properties, business or prospects or waived or surrendered any claim or right of material value.

     2.7 ABSENCE OF UNDISCLOSED LIABILITIES. To the best of Datalink's knowledge and belief, neither Datalink nor any of its properties or assets are subject to any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to Lord Abbott.

     2.8 TAX RETURNS. Within the times and in the manner prescribed by law, Datalink has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. To the best of Datalink's knowledge and belief, the provisions for taxes, if any, reflected in the balance sheets included in Exhibit 2.5 are adequate for any and all federal, state, and local taxes for the periods ending on the date of those balance sheets and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by Datalink.

     2.9 INVESTIGATION OF FINANCIAL CONDITION. Without in any manner reducing or otherwise mitigating the representations contained herein, Lord Abbott shall have the opportunity to meet with Datalink's accountants to discuss the financial condition of Datalink. Datalink shall make available to Lord Abbott all books and records of Datalink.

     2.10  PATENTS, TRADE NAMES AND RIGHTS.  Except as listed on Exhibit
2.10, Datalink does not use any patents, trademark, service mark, trade name, or copyright in its business, or own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications. No person owns any patent, trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration or application the use of which is necessary or contemplated in connection with the operation of Datalink's business.

     2.11 COMPLIANCE WITH LAWS. To the best of Datalink's knowledge and belief, Datalink has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, or other law, ordinance, or regulation) affecting its properties or the operation of its business.

     2.12 LITIGATION. Datalink is not a party to any suit, action, arbi-tration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of Datalink, threatened against or affecting Datalink or its business, assets, or financial condition. Datalink is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality. Datalink is not engaged in any legal action to recover moneys due to it.

     2.13 AUTHORITY. Datalink has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The board of directors of Datalink has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of Datalink, the performance of the obligations of Datalink under this Agreement and the consummation by Datalink of the transactions contemplated under this Agreement. No other corporate proceedings on the part of Datalink are necessary to authorize the execution and delivery of this Agreement by Datalink in the performance of its obligations under this Agreement. This Agreement is, and when executed and delivered by Datalink, will be a valid and binding agreement of Datalink, enforceable against Datalink in accordance with its terms.

     2.14 ABILITY TO CARRY OUT OBLIGATIONS. Neither the execution and delivery of this Agreement, the performance by Datalink of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will, to the best of Datalink's knowledge and belief:
(a) violate any provision of Datalink's articles of incorporation or bylaws;
(b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of Datalink, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which Datalink is bound; (d) result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of Datalink; or (e) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Datalink is bound or subject.

     2.15 VALIDITY OF DATALINK SHARES. The shares of Datalink Common Stock to be delivered pursuant to this Agreement will be duly authorized, validly issued, fully paid and nonassessable.

     2.16 FULL DISCLOSURE. None of the representations and warranties made by Datalink herein, or in any exhibit, certificate or memorandum furnished or to be furnished by Datalink, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

     2.17 ASSETS. Datalink has good and marketable title to all of its property free and clear of any and all liens, claims and encumbrances.

     2.18 MATERIAL CONTRACTS. Except as listed in Exhibit 2.18, and except as otherwise disclosed in this Agreement, Datalink has no material contracts to which it is a party or by which it is bound. Each of the contracts listed in Exhibit 2.18 are legal, valid and binding obligations of Datalink and all other parties to such contracts, enforceable in accordance with their terms and are in full force and effect. None of the parties to such contracts are in default under any such contracts nor has any event occurred which by the giving of notice or passage of time would become an event of default under any such contract.

     2.19  EMPLOYEES.  Datalink presently has approximately 12 employees.

     2.20 CONSENTS AND APPROVALS. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Datalink in connection with:
(a) the execution and delivery by Datalink of its obligations under this Agreement; (b) the performance by Datalink of its obligations under this Agreement; or (c) the consummation by Datalink of the transactions contemplated by this Agreement.

     2.21 INSURANCE. Datalink is not in default with respect to any provisions or requirements of any policy of insurance. Datalink has not received any notice of any claims by Datalink against any policy of insurance owned or held by Datalink.

     2.22 REAL PROPERTY. Except as described in Exhibit 2.18 hereto, Datalink does not own, use or claim any interest in any real property, including without limitation any license, leasehold or any similar interest in real property.

     2.23 NO MANAGEMENT CONTRACTS. No person or entity, other than the board of directors and officers of Datalink, has any right to manage or direct the management, operation or use of any assets of Datalink.

     2.24 INSOLVENCY PROCEEDINGS. Datalink has not made any assignment for the benefit of creditors, filed any petition in bankruptcy, been adjudicated insolvent or bankrupt, petitioned or applied to any tribunal for any receiver of its properties or assets, or commenced any proceedings under any reorganization, arrangement, readjustment of debt, conservation, dissolution or liquidation law or statute of any jurisdiction. No such action or proceeding has been commenced or threatened against Datalink by any creditor, claimant, governmental agency or other person.

                                 ARTICLE 3
                REPRESENTATIONS AND WARRANTIES OF LORD ABBOTT

     Lord Abbott represents and warrants to Datalink that:

     3.1 ORGANIZATION. Lord Abbott is a publicly-held corporation duly or-ganized, validly existing, and in good standing under the laws of Nevada, has all necessary corporate powers to own properties and to carry on business, and is not now conducting any business, except to the extent to which the effecting of the transaction contemplated by this Agreement constitutes doing business.

     3.2 CAPITAL. The authorized capital stock of Lord Abbott consists of 50,000,000 shares of $.001 par value Common Stock of which approximately 1,706,700 shares (post-split) of Common Stock are currently issued and outstanding. All of the issued and outstanding shares are duly and validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Lord Abbott to issue or to transfer from treasury any additional shares of its capital stock of any class.

     3.3 SUBSIDIARIES. Lord Abbott does not have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation).

     3.4 DIRECTORS AND OFFICERS. Exhibit 3.4, annexed hereto and hereby incorporated herein by reference, contains the names and titles of all directors and officers of Lord Abbott as of the date of this Agreement.

     3.5 FINANCIAL STATEMENTS. Exhibit 3.5, annexed hereto and hereby incorporated herein by reference, consists of the audited financial statements of Lord Abbott as of March 31, 1996, containing the balance sheets of Lord Abbott and the related statements of income and retained earnings for the period then ended. The financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by Lord Abbott throughout the period indicated, and fairly present the financial position of Lord Abbott as of the dates of the balance sheets included in the financial statements, and the results of operations for the periods indicated.

     3.6 ABSENCE OF CHANGES. Since March 31, 1996, there has not been any change in the financial condition or operations of Lord Abbott, except for changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

     3.7 ABSENCE OF UNDISCLOSED LIABILITIES. As of March 31, 1996, Lord Abbott did not have any material debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected in Lord Abbott's balance sheet as of March 31, 1996.

     3.8 TAX RETURNS. Within the times and in the manner prescribed by law, Lord Abbott has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in those balance sheets included in
Exhibit 3.5 are adequate for any and all federal, state, and local taxes for the periods ending on the date of those balance sheets and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by Lord Abbott.

     3.9 INVESTIGATION OF FINANCIAL CONDITION. Without in any manner reducing or otherwise mitigating the representations contained herein, Datalink shall have the opportunity to meet with Lord Abbott's accountants and attorneys to discuss the financial condition of Lord Abbott. Lord Abbott shall make available to Datalink all books and records of Lord Abbott.

     3.10 TRADE NAMES AND RIGHTS. Lord Abbott does not use any trademark, service mark, trade name, or copyright in its business, or own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications. No person owns any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration or application the use of which is necessary or contemplated in connection with the operation of Lord Abbott's business.

     3.11 COMPLIANCE WITH LAWS. To the best of Lord Abbott's knowledge and belief, Lord Abbott has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, or other law, ordinance, or regulation) affecting its properties or the operation of its business.

     3.12 LITIGATION. Lord Abbott is not a party to any suit, action, arbi-tration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of Lord Abbott, threatened against or affecting Lord Abbott or its business, assets, or financial condi-tion. Lord Abbott is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality. Lord Abbott is not engaged in any legal action to recover moneys due to it.

     3.13 AUTHORITY. The Board of Directors of Lord Abbott has authorized the execution of this Agreement and the transactions contemplated herein, and Lord Abbott has full power and authority to execute, deliver and perform this Agreement and this Agreement is the legal, valid and binding obligation of Lord Abbott, and is enforceable in accordance with its terms and conditions.

     3.14 ABILITY TO CARRY OUT OBLIGATIONS. The execution and delivery of this Agreement by Lord Abbott and the performance by Lord Abbott of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, certifi-cate of incorporation, bylaw, or other agreement or instrument to which Lord Abbott is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Lord Abbott, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Lord Abbott.

     3.15 VALIDITY OF LORD ABBOTT SHARES. The shares of Lord Abbott Common Stock to be delivered pursuant to this Agreement, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

     3.16 FULL DISCLOSURE. None of the representations and warranties made by Lord Abbott herein, or in any exhibit, certificate or memorandum furnished or to be furnished by Lord Abbott, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

     3.17 ASSETS. Lord Abbott has good and marketable title to all of its property free and clear of any and all liens, claims and encumbrances.

     3.18 MATERIAL CONTRACTS. Except as listed in Exhibit 3.18, and except as otherwise disclosed in this Agreement, Lord Abbott has no material contracts to which it is a party or by which it is bound.

     3.19  EMPLOYEES.  Lord Abbott presently has no salaried employees.

     3.20 INDEMNIFICATION. Lord Abbott agrees to indemnify, defend and hold Datalink harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by Lord Abbott to perform any of its represen-tations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be fur-nished by Lord Abbott under this Agreement.

                                  ARTICLE 4
                                  COVENANTS

     4.1 INVESTIGATIVE RIGHTS. From the date of this Agreement until the Closing Date, each party shall provide to the other party, and such other party's counsels, accountants, auditors, and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments, and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request.

     4.2  CONDUCT OF BUSINESS.  Prior to the Closing, Lord Abbott and
Datalink shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Except as provided for herein, neither Lord Abbott or Datalink shall amend its Articles of Incorpora-tion or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term con-tract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business except as otherwise contemplated herein.

                                  ARTICLE 5
              CONDITIONS PRECEDENT TO LORD ABBOTT'S PERFORMANCE

     5.1 CONDITIONS. Lord Abbott's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 5. Lord Abbott may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Lord Abbott of any other condition of or any of Lord Abbott's other rights or remedies, at law or in equity, if Datalink shall be in default of any of their representations, warranties, or covenants under this Agreement.

     5.2 ACCURACY OF REPRESENTATIONS. Except as otherwise permitted by this Agreement, all representations and warranties by Datalink in this Agreement or in any written statement that shall be delivered to Lord Abbott by Datalink under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     5.3 PERFORMANCE. Datalink shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     5.4 ABSENCE OF LITIGATION. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Datalink on or before the Closing Date.

     5.5 ACCEPTANCE BY DATALINK SHAREHOLDERS. The holders of an aggregate of not less than 90% of the issued and outstanding shares of common stock of Datalink shall have agreed to exchange their shares for shares of Lord Abbott Common Stock.

     5.6 OFFICER'S CERTIFICATE. Datalink shall have delivered to Lord Abbott a certificate, dated the Closing Date, and signed by the Chief Executive Officer of Datalink, certifying that each of the conditions specified in Sections 5.2 through 5.5 hereof have been fulfilled.

                                  ARTICLE 6
                CONDITIONS PRECEDENT TO DATALINK'S PERFORMANCE

     6.1 CONDITIONS. Datalink's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 6. Datalink may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Datalink of any other condition of or any of Datalink's rights or remedies, at law or in equity, if Lord Abbott shall be in default of any of its representations, warranties, or covenants under this Agreement.

     6.2 ACCURACY OF REPRESENTATIONS. Except as otherwise permitted by this Agreement, all representations and warranties by Lord Abbott in this Agreement or in any written statement that shall be delivered to Datalink by Lord Abbott under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     6.3 PERFORMANCE. Lord Abbott shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     6.4 ABSENCE OF LITIGATION. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Lord Abbott on or before the Closing Date.

     6.5 CANCELLATION OF 460,000,000 SHARES. Concurrently with the Closing, Lord Abbott shall have repurchased from Mark R. Moldenhauer a total of 460,000,000 shares (pre-split) for a total of $10,000 and such shares shall then be cancelled. Datalink agrees to advance $10,000 to Lord Abbott to cover the cost before the shares are cancelled.

     6.6 DIRECTORS OF LORD ABBOTT. Effective on the Closing, Lord Abbott shall have fixed the size of its Board of Directors at two persons, and such Board of Directors shall include Nicholas Miller and Anthony Lapine. Mark R. Moldenhauer, Jules Wurzel and Thomas Johnson shall have submitted their resignations as Directors and Officers of Lord Abbott effective on the Closing of this transaction.

     6.7 OFFICERS OF LORD ABBOTT. Effective on the Closing, Lord Abbott shall have elected new officers of Lord Abbott to consist of the following persons:

      Nicholas Miller    Chairman of the Board, Chief Executive
                         Officer, Secretary and Treasuer

      Anthony LaPine     President

     6.8 ACCEPTANCE BY DATALINK SHAREHOLDERS. The holders of an aggregate of not less than 90% of the issued and outstanding shares of common stock of Datalink shall have agreed to exchange their shares for shares of Lord Abbott Common Stock.

     6.9 OFFICERS' CERTIFICATE. Lord Abbott shall have delivered to Datalink a certificate, dated the Closing Date and signed by the President of Lord Abbott certifying that each of the conditions specified in Sections 6.2 through 6.8 have been fulfilled.

                                 ARTICLE 7
                                  CLOSING

     7.1 CLOSING. The Closing of this transaction shall be held at the offices of Jon D. Sawyer, P.C., 1401 Seventeenth Street, Suite 460, Denver, Colorado 80202, or such other place as shall be mutually agreed upon, on such date as shall be mutually agreed upon by the parties, but in no event shall the Closing be later than June 27, 1996. At the Closing:

          (a) Datalink shall deliver Letters of Acceptance and the certificates representing the shares of Datalink held by the shareholders of Datalink accepting the Exchange Offer ("Accepting Shareholders") to Lord Abbott, and such certificates will be duly endorsed.

          (b) Each Accepting Shareholder shall receive a certificate or certificates representing the number of shares of Lord Abbott Common Stock for which the shares of Datalink common stock shall have been exchanged.

          (c) Lord Abbott shall deliver an officer's certificate, as described in Section 6.10 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of Lord Abbott are true and correct as of, or have been fully performed and complied with by, the Closing Date.

          (d) Lord Abbott shall deliver a signed Consent and/or Minutes of the Directors of Lord Abbott approving this Agreement and each matter to be approved by the Directors of Lord Abbott under this Agreement.

          (e) Datalink shall deliver an officer's certificate, as described in Section 5.7 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of Datalink are true and correct as of, or have been fully performed and complied with by, the Closing Date.

          (f) Datalink shall deliver a signed Consent or Minutes of the Directors of Datalink approving this Agreement and each matter to be approved by the Directors of Datalink under this Agreement.

          (g) Datalink shall deliver a signed agreement from the investors in its Debenture and Warrants offering to convert the securities to comparable securities in Lord Abbott.

                                 ARTICLE 8
                                MISCELLANEOUS

     8.1 CAPTIONS AND HEADINGS. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     8.2 NO ORAL CHANGE. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     8.3 NON-WAIVER. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     8.4 TIME OF ESSENCE. Time is of the essence of this Agreement and of each and every provision hereof.

     8.5 ENTIRE AGREEMENT. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

     8.6 NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

     Lord Abbott:

          Datalink Systems Corporation
          13215 Braun Road
          Golden, Colorado 80401

     with a copy to:

          Jon D. Sawyer, Esq.
          Jon D. Sawyer, P.C.
          1401 Seventeenth Street, Suite 460
          Denver, Colorado  80202

     Datalink:

          Datalink Communications Corporation
          1590 - 1500 West Georgia Street
          Vancouver, B.C., Canada V6G 2Z6

     8.7 BINDING EFFECT. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     8.8 MUTUAL COOPERATION. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

     8.9 BROKERS. The parties hereto represent and agree that no broker has brought about the aforementioned Exchange Offer and no finder's fee has been paid or is payable by any party, except for the debenture to be issued to Westridge Capital, Limited. Each of the parties hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of its dealings, arrangements or agreements with any broker or person, except as described in this paragraph.

     8.10 ANNOUNCEMENTS. Lord Abbott and Datalink will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

     8.11 EXPENSES. Lord Abbott and Datalink will pay their own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

     8.12 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for in it, shall survive the Closing irrespective of any investigation made by or on behalf of any party.

     8.13 EXHIBITS. As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for hereinabove, including any items referenced therein or required to be attached thereto. Any material changes to the Exhibits shall be immediately disclosed to the other party.

     AGREED TO AND ACCEPTED as of the date first above written.

                                DATALINK SYSTEMS CORPORATION

                                By /s/ Mark R. Moldenhauer
                                   Mark R. Moldenhauer, President

                                DATALINK COMMUNICATIONS CORPORATION

                                By /s/ Nicholas Miller
                                   Nicholas Miller, President

                                 EXHIBIT 2.4
                      OFFICERS AND DIRECTORS OF DATALINK


            Nicholas Miller  -  President, Treasurer and Director
                                and Director

            Rick Emery       -  Secretary and Director

                                 EXHIBIT 2.5
                       FINANCIAL STATEMENTS OF DATALINK

1. Draft of December 31, 1995, Audited Financial Statements delivered separately.

2.  Unaudited Financials as of May 31, 1996, attached.

                          DATALINK SYSTEMS CORPORATION
                           CONSOLIDATED BALANCE SHEET
                                  MAY 31, 1996

                 ASSETS                                          1996

CURRENT ASSETS

    Cash                                                     $   362,429
    Accounts receivable                                           52,227
    Prepaids                                                       5,566
                                                             -----------
                                                                 420,222
CAPITAL ASSETS

     Fixed assets net of accumulated amortization                 94,464
                                                             -----------
                                                                 514,786

   LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

     Accounts payable                                        $    44,358
                                                             -----------
SHARE CAPITAL

     Common Stock                                              1,399,079

DEFICIT                                                         (928,651)
                                                             -----------
                                                             $   514,786

PREPARED BY MANAGEMENT

                          DATALINK SYSTEMS CORPORATION
                  CONSOLIDATED STATEMENT OF LOSS AND DEFICIT
                FOR THE PERIOD JANUARY 1, 1996 TO MAY 31, 1996

REVENUE
     Sales                                                   $    32,265
     Grant Revenue                                                 7,917
                                                             -----------
                                                                  40,182
COST OF SALES
     Cost of Goods Sold                                           29,347
                                                             -----------
GROSS MARGIN                                                      10,835
                                                             -----------
EXPENSES
     Accounting and legal                                         18,826
     Advertising                                                  12,327
     Amortization                                                  8,000
     Bank charges and interest                                       260
     Consulting                                                  171,333
     Foreign exchange gain                                        (1,319)
     Marketing                                                     4,920
     Memberships, subscriptions and dues                           1,278
     Office                                                       41,956
     Rent and utilities                                           18,357
     Salaries, wages and benefits                                 89,996
     Telecommunications                                           20,752
     Trade shows                                                     370
     Travel                                                       30,101
                                                             -----------
                                                                 417,557

LOSS FOR THE YEAR                                               (406,722)

DEFICIT AT BEGINNING OF YEAR                                    (521,929)
                                                             -----------
DEFICIT AT END OF YEAR                                          (928,651)

PREPARED BY MANAGEMENT

                                 EXHIBIT 2.10
                  PATENTS, TRADE NAMES AND RIGHTS OF DATALINK

Datalink has applied to register in the United States as the trademark the following: "QuoteXpress."

                                 EXHIBIT 2.18
                        MATERIAL CONTRACTS OF DATALINK

1.   Employment Agreement with Anthony LaPine.

2.   Letter of Intent with Rogers Cantel, Inc.

3.   Office Lease for Vancouver office.

4.   Employment Agreement with Nicholas Miller.

                                  EXHIBIT 3.4
                     DIRECTORS AND OFFICERS OF LORD ABBOTT

     Mark R. Moldenhauer     -  President and Director

     Jules Wurzel            -  Secretary, Treasurer and Director

     Thomas Johnson          -  Director

                                 EXHIBIT 3.5
                      FINANCIAL STATEMENTS OF LORD ABBOTT

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Lord Abbott, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Lord Abbott, Inc. at March 31, 1996 and the related statements of changes in stockholders' equity, operations and cash flows for the year ended March 31, 1996 and for the period from inception (August 15, 1986) to March 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lord Abbott, Inc. at March 31, 1996 and the results of its operations and its cash flows for the year ended March 31, 1996 and for the period from inception (August 15, 1986) to March 31, 1996 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has minimal capital resources presently available to meet obligations which normally can be expected to be incurred by similar companies and has an accumulated deficit of ($275,126) at March 31, 1996. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                 By /s/ Davis & Co., CPAs, P.C.
                                    Davis & Co., CPAs, P.C.
                                    Certified Public Accountants
Englewood, Colorado
May 29, 1996 except for Note 6
which is dated May 31, 1996

                            DORAN PECK, C.P.A., P.C.
                     2121 South Oneida Street, Suite 636
                            Denver, Colorado 80224
                    Bus. 303/758-1796     FAX 303/758-1825

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Lord Abbott, Inc.
(A Development Stage Company)
Golden, Colorado

We have audited the accompanying statements of operations, stockholders' equity and cash flows of Lord Abbott, Inc. (A Development Stage Company) for the year ended March 31, 1995 and for the period from inception (August 15, 1986) to March 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Lord Abbott, Inc. (A Development Stage Company) for the year ended March 31, 1995 and for the period from inception (August 15, 1986) to March 31, 1995, in conformity with generally accepted accounting principles.

                                    By /s/ Doran Peck, C.P.A., P.C.
                                       DORAN PECK, C.P.A., P.C.

Certified Public Accountants
May 12, 1995

                               LORD ABBOTT, INC.
                         (A Development Stage Company)
                                Balance Sheet
                                March 31, 1996

ASSETS

Current asset
     Cash and cash equivalents                              $    4,360

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
     Accounts payable - trade                               $       92
     Accrued expense payable to officer                         18,000

                                                                18,092

Contingency and commitment (Notes 2 and 6)

Stockholders' equity (deficit)
   Preferred stock, $.10 par value per
   share; 10,000,000 shares authorized
   and no shares issued

   Common stock, no par value per share;
   700,000,000 shares authorized; 512,000,000
   shares issued and outstanding at
   March 31, 1996                                              261,394

   Deficit accumulated during the development stage           (275,126)
                                                               (13,732)

                                                            $    4,360

The accompanying notes are an integral part of this statement.

                               LORD ABBOTT, INC.
                         (A Development Stage Company)
            Statement of Changes in Stockholders' Equity (Deficit)
       For the Period From Inception (August 15, 1986) to March 31, 1989
 And for the Years Ended March 31, 1990, 1991, 1992, 1993, 1994, 1995 and 1996

                                                          Deficit
                                                        accumulated   Total
                                                         during de-  stock-
                                        Common stock      velopment  holders'
                                      Shares    Amount     stage      equity
     (as restated)
Shares issued as of August 15, 1986
  for cash of $.00224 per share to:
    Officer and director            18,000,000 $     134 $          $     134
    Related party                    1,000,000         8                    8
    Other                            1,000,000         8                    8

Shares issued:
  To an officer/director on 3/9/88
    for cash of $.001 per share        200,000       200                  200
  Shares issued to an unrelated
    party for cash of $.00333 per
    share                            1,800,000     6,000                6,000
  Pursuant to a public offering
    completed on 8/11/88 net of
    offering costs of $55,006       30,000,000   244,994    244,994
  Shares issued in exchange for a
    rental contribution                               50                   50

Net loss for the period from
    inception (August 15, 1986) to
    March 31, 1989                                          (16,070)  (16,070)
Balance at March 31, 1989           52,000,000   251,394    (16,070)  235,324
Net loss for the year ended
  March 31, 1990                                           (117,129) (117,129)
Balance at March 31, 1990           52,000,000   251,394   (133,199)  118,195
Net loss for the year ended
  March 31, 1991                                            (17,620)  (17,620)
Balance at March 31, 1991           52,000,000   251,394   (150,819)  100,575
Net loss for the year ended
  March 31, 1992                                            (20,720)  (20,720)
Balance at March 31, 1992           52,000,000   251,394   (171,539)   79,855
Net loss for the year ended
  March 31, 1993                                            (79,049)  (79,049)
Balance at March 31, 1993           52,000,000   251,394   (250,588)      806

The accompanying notes are an integral part of this statement.

                              LORD ABBOTT, INC.
                        (A Development Stage Company)
      Statement of Changes in Stockholders' Equity (Deficit) (Continued)
      For the Period From Inception (August 15, 1986) to March 31, 1989
 And for the Years Ended March 31, 1990, 1991, 1992, 1993, 1994, 1995 and 1996

                                                          Deficit
                                                        accumulated   Total
                                                         during de-  stock-
                                        Common stock      velopment  holders'
                                      Shares    Amount     stage      equity
     (as restated)
Net loss for the year ended
  March 31, 1994                                               (507)    (507)

Balance at March 31, 1994           52,000,000   251,394   (251,095)      299

Shares issued to officer on
  March 29, 1995 for cash of
  $.0000217 per share              460,000,000    10,000               10,000

Net loss for the year ended
  March 31, 1995                                             (1,407)   (1,407)

Balance at March 31, 1995          512,000,000   261,394   (252,502)    8,892

Net loss for the year ended
  March 31, 1996                                            (22,624)  (22,624)

Balance at March 31, 1996          512,000,000 $ 261,394 $ (275,126)$ (13,732)

The accompanying notes are an integral part of this statement.

                              LORD ABBOTT, INC.
                        (A Development Stage Company)
                           Statement of Operations

                                                              For the period
                                                              from inception
                                    For the year ended          (August 15,
                                      ended March 31,            1986) to
                                     1996        1995         March 31, 1996

Interest income                   $        --  $       --       $   28,868

Expenses

  Consulting fees to officer           18,000                      101,500
  Bad debts                                                        160,000
  Fees and licenses                       776       1,097            3,079
  Travel and meals                                                   8,611
  Rent                                  2,250                       14,183
  Legal                                   676                        6,460
  Other general and
     administrative                       922         310           10,161
                                       22,624      (1,407)         303,994

Net loss                          $   (22,624) $   (1,407)      $ (275,126)

Weighted average number
  of shares                       512,000,000  55,780,822       93,974,958

Net loss per common share,
  as retroactively adjusted
  for forward split (Note 6)      $       (--) $      (--)      $    (.003)

The accompanying notes are an integral part of this statement.

                               LORD ABBOTT, INC.
                         (A Development Stage Company)
                            Statement of Cash Flows

                                                             For the period
                                                             from inception
                                    For the year ended         (August 15,
                                      ended March 31,           1986) to
                                      1996       1995         March 31, 1996

Cash flow from operating
  activities:
    Net loss                        $(22,624)  $ (1,407)        $(275,126)
    Noncash items included
      in the net loss
    Bad debts                                                     160,000
    Capital contribution in
      exchange for rent                                                50

Changes in assets and
  liabilities:
    Increase (decrease)
      in accounts payable - trade         17       (550)               92
    Increase (decrease) in
      accrued expenses to officer     18,000                       18,000

      Net cash (used) by
        operating activities          (4,607)    (1,957)          (96,984)

Cash flow from investing
  activities:
    (Issuance) collection of
      notes receivable
    Investment in unrelated
      entity                                                     (160,000)
      Net cash provided (used)
        by investing activities                                  (160,000)

Cash flow from financing
  activities:
    Proceeds from sale of common
      stock                                      10,000           316,350
    Costs related to public
      offering                                                    (55,006)

      Net cash provided by
        financing activities                     10,000           261,344

Increase (decrease) in cash            (4,607)   (8,043)            4,360
Cash, beginning of period               8,967       924
Cash, end of period                 $   4,360  $  8,967         $   4,360

The accompanying notes are an integral part of this statement.

                               LORD ABBOTT, INC.
                         (A Development Stage Company)
                         Notes to Financial Statements

NOTE 1:   SIGNIFICANT ACCOUNTING POLICIES

Significant accounting policies are as follows:

a.   ORGANIZATION

Lord Abbott, Inc. (the "Company") was incorporated as Februum, Inc. under the laws of the State of Colorado on August 15, 1986. On March 21, 1988, the Company amended its Articles of Incorporation to change its name to Lord Abbott, Inc. The Company is in the development stage as more fully defined in Statement No. 7 of the Financial Accounting Standards Board. Planned principal operations of the Company have not yet commenced, and activities to date have been limited to its formation, obtaining initial capitalization, the completion of a public offering of its common stock, and limited investments and loans. Prior to the completion of the Company's public offering, the activity of the Company was limited to its formation and the issuance of 22,000,000 shares of its common stock. The Company intends to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons who or firms which desire to employ the Company's funds in their business or seek the perceived advantages of a publicly held corporation.

b.   CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, cash and cash equivalents consist of demand deposits in banks. Cash equivalents are carried at cost which approximates market.

c.   INCOME TAXES

The Company has made no provision for income taxes because of financial statement and tax losses since its inception. As of March 31, 1996, the Company has net operating loss carryforwards available for income tax purposes as follows:
                     Fiscal Year
                    of Expiration          Amount

                        2004              $ 16,100
                        2005               117,100
                        2006                17,600
                        2007                20,700
                        2008                79,000
                        2009                   500
                        2010                 1,400
                        2011                 4,700
                                          $257,100

                               LORD ABBOTT, INC.
                         (A Development Stage Company)
                         Notes to Financial Statements

d.   NET LOSS PER COMMON SHARE

The net loss per common share is computed by dividing the net loss for the period by the weighted average number of shares outstanding. For purposes of computing the weighted average number of shares, all stock issued prior to the public offering is considered to be "cheap stock" as defined in SEC Staff Accounting Bulletin 4D and is therefore counted as outstanding for the entire period.

e.   ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

f.   RECLASSIFICATIONS

Certain reclassifications have been made to the March 31, 1995 financial statements to conform to the March 31, 1996 presentation.

NOTE 2:   GOING CONCERN CONTINGENCY

The Company has minimal capital resources presently available to meet obligations which normally can be expected to be incurred by similar companies, and has an accumulated deficit of $(275,126) at March 31, 1996. These factors raise substantial doubt about the Company's ability to continue as a going concern. In order to begin any significant operations, the Company will have to pursue other sources of capital, such as additional equity financing or debt financing. There is no assurance that the Company will be able to obtain such financing. The financial statements, herein, do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3:   PREFERRED STOCK

The Company is authorized to issue 10,000,000 shares of preferred stock with a $.10 par value. The preferred stock may be issued by the Board of Directors in one or more series. The Board shall determine the distinguishing features of each, including preferences, rights and restrictions, by resolution upon the establishment of such series.

NOTE 4:   COMMON STOCK

a.   COMPLETION OF PUBLIC OFFERING

On August 11, 1988, the Company completed a public offering of its common stock. A total of 30,000 units were sold at $10 per unit resulting in net offering proceeds of $244,994 after deducting offering costs of $55,006.

                               LORD ABBOTT, INC.
                        (A Development Stage Company)
                        Notes to Financial Statements

b.   INCENTIVE STOCK OPTION PLAN

On August 15, 1986, the Company's Board of Directors authorized an Incentive Stock Option Plan and have reserved 10,000,000 shares of the Company's no par common stock for key employees. The Board of Directors is authorized to determine the exercise price, the time period, the number of shares subject to the option and the identity of those receiving the options. No stock options have been granted pursuant to the plan.

NOTE 5:   RELATED PARTY TRANSACTIONS

The Company entered into an oral agreement with the President of the Company committing to use office space provided by its President on a rent-free basis as needed.

During the year ended March 31, 1996, and in certain periods prior to March 31, 1994, the Company's President received a consulting fee of $1,500 per month.

On March 29, 1995 the Company's Board of Directors authorized the sale of 460,000,000 restricted shares of common stock to the Company's president for $10,000 cash. This action was taken in order to provide the Company with limited funds in order to seek out a business transaction. The Company's president agreed to sell the shares back to the Company for $10,000 cash if the Company successfully completed a merger or acquisition by March 31, 1996.

NOTE 6:   SUBSEQUENT EVENT - COMMITMENT

On May 31, 1996 the Company signed a Letter of Intent to acquire all of the issued and outstanding shares of Datalink Systems Corporation (Datalink). Datalink is a private wireless information services company based in Los Gatos, California. In conjunction with this possible acquisition the Company has called a shareholders meeting on June 14, 1996 to approve a name change to Datalink Communications, Inc., a 300 for one reverse stock split and the reincorporation of the Company to the state of Nevada.

                          EXHIBIT 3.18
                MATERIAL CONTRACTS OF LORD ABBOTT

                              None.